EXHIBIT 10.11

Bio-Rad Laboratories	Corporate Offices 1000 Alfred Nobel Drive Hercules, California 94547 Telephone: (510) 724-7000 Facsimile: (510) 741-5815	Cindy Barlow Executive Legal Assistant Direct: (510) 741-6184 E-Mail: cindy_barlow@biorad.com

November 1, 2007

VIA FEDERAL EXPRESS

Linda Thomas

Billings & Solomon, P.L.L.C.

2777 Allen Parkway

Houston, Texas 77019

Subject:

Settlement Agreement and Release of All Claims

Between Bio-Rad Laboratories, Inc. and

Power3 Medical Products, Inc.

Dear Mr. Thomas:

At the request of Adam Pressman, please find enclosed one (1) fully executed and notarized original of the above-identified document for your records.

Thank you for your assistance in this matter.

Kind regards,

Cindy Barlow
Executive Legal Assistant

Enclosure

Cause No. 06-07-06818

POWER3 MEDICAL PRODUCTS, INC.	§	IN THE DISTRICT COURT OF
Plaintiff	§
§
vs.	§	MONTGOMERY COUNTY, TEXAS
§
BIO-RAD LABORATORIES, INC.	§
Defendant	§	359th JUDICIAL DISTRICT

SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS

This Settlement Agreement (hereinafter the “Agreement”) is entered into between POWER3 MEDICAL PRODUCTS, INC. (hereinafter “Plaintiff”) and BIO-RAD LABORATORIES, INC. (hereinafter “Defendant”). Plaintiff and Defendant are collectively the “Parties” to this Agreement.

RECITALS

WHEREAS Plaintiff sued Defendant in a lawsuit styled Power3 Medical Products, Inc. v. Bio-Rad Laboratories, Inc., Cause No. 06-07-06818, In the 359th Judicial District Court of Montgomery County, Texas, (Hereinafter the “Lawsuit”); and

WHEREAS Defendant has not appeared, answered or filed a counterclaim in the Lawsuit; and

WHEREAS the Parties have mutually determined that it is in their best interest to resolve their claims and potential counterclaims in the manner set forth in this Agreement without incurring the expense, disruption and acrimony created by litigation; and

WHEREAS, the Parties have compromised and reached a full, final and complete settlement of all claims and potential counterclaims, whether asserted or not, relating to or arising from the causes of action in Plaintiffs’ Lawsuit; and

WHEREAS by this Agreement, the Parties desire to release each other from each and every claim, counterclaim, potential claim or potential counterclaim or other damage which has been or may be experienced in the future arising in any manner, directly or indirectly from the subject matter of the Lawsuit; and

WHEREAS the Parties agree this Agreement is a full and complete compromise and settlement of all disputed and contested matters between them and by entering into this Agreement or undertaking any performance or obligation under it, they do not admit to any liability or responsibility for any claim, counterclaim, act or omission alleged, or which might be or might have been alleged. Plaintiff and Defendant each seeks and hereby obtains peace, each for its own reasons; and

Settlement Agreement and Release of All Claims	Page 1 of 6

WHEREAS it is agreed between Plaintiff and Defendant, for the purposes of this Agreement, the terms “claim,” “counterclaim” or “potential counterclaim” means all theories of recovery of whatever nature, whether known or unknown, whether stated or unstated, now or in future recognized by the law or equity of any jurisdiction related to the relationship between the Parties. The term includes, but is not limited to, causes of action, charges, suits, expenses, judgments, indebtedness, losses, claims, liabilities, and demands, whether arising in equity or under any contract, guaranty or any other agreement, tort or any statute, state or federal, related to the subject matter of the Lawsuit; and

WHEREAS the Parties each represent and warrant that the above recitals are true and correct and are made a part hereof.

NOW THEREFORE, for and in consideration of the mutual promises, representations, and consideration set forth herein, the sufficiency of whish is hereby expressly acknowledged by the Parties, the undersigned compromise and agree as follows:

1.

Settlement Terms.

a.

Promptly upon execution of this Agreement by both Parties, Plaintiff will file the original of the Agreement with the clerk of the 359th Judicial District Court of Montgomery County, Texas.

b.

As soon thereafter as reasonably practicable, and at a time and date to be mutually agreed upon, ownership and possession of the FX Imager, Serial No. 443BR170 and its accessories Sample Tray (1707811), SCSI Card and Cable (1707611) and Quantity One Software (1708601) will be transferred from Plaintiff to Defendant at Plaintiff’s offices at 3400 Research Forest Drive, The Woodlands, Texas 77381.

c.

As soon thereafter as reasonably practicable, Plaintiff will file a Motion for Nonsuit with Prejudice in the 259th Judicial District Court of Montgomery County, Texas.

d.

Release.  In consideration of (1)(a)-(c) above, as well as other good consideration, the Parties shall RELEASE AND FOREVER DISCHARGE AND ACQUIT each other, their attorneys and all agents, affiliates, employees, clients, insurers, officers, directors, predecessors, successors, heirs, assignees, shareholders and representatives from any and all claims, demands, suits, costs, contracts, agreements, obligations, known or unknown, fixed or contingent, liquidated or unliquidated, whether or not asserted in the Lawsuit, arising from or relating to the claims, potential counterclaims, events, and transactions arising in any manner, directly or indirectly related to the subject matter of the Lawsuit; and

Settlement Agreement and Release of All Claims	Page 2 of 6

2.

Parties’ Representations and Warranties.  Each Party to this Agreement represents and warrants to the other Party (which representations and warranties shall survive the execution and delivery of this Agreement) the following:

a.

Each Party possesses ll capacities, including but not limited to, the legal capacity and authority to execute this Agreement;

b.

Other than the representations contained in this Agreement, neither Party has received or relied upon any oral or written representation of the other Party or and of the other Party’s employees, agents, partners, or representatives regarding any fact in executing this Agreement;

c.

Each Party has had ample opportunity to receive legal counsel with respect to this Agreement and each has reviewed with such legal counsel this Agreement, its contents and the advisability of making this Agreement;

d.

This Agreement represents the entire agreement between the Parties, and its supersedes all prior and contemporaneous oral and written agreements;

e.

Each Party is executing this Agreement of its own free will, absent duress or coercion by any other person, Party, or circumstance;

g.

Each Party represents and warrants to the other Party that it owns and has not assigned or otherwise transferred to any person, party, or entity any of the claims, counterclaims, potential claims or potential counterclaims being released hereby or any portion thereof;

h.

There is no impediment to the full and faithful observance of all terms of the Agreement; and

i.

The execution of this Agreement is only for the purpose of the settlement and compromise of doubtful, disputed claims, and the execution of or any action taken pursuant to this Agreement is not to be construed, considered, or used as an admission of liability or fault on the part of the persons or entities taking the action or being released in this Agreement.

4.

MUTUAL RELEASE.  FOR THE CONSIDERATION STATED HEREIN, PLAINTIFF AND DEFENDANT HEREBY AGREE TO FOREVER RELEASE AND DISCHARGE EACH OTHER, THEIR AGENTS, AFFILIATES, EMPLOYEES, CLIENTS, INSURERS, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, PREDECESSORS, SUCCESSORS,HEIRS, ASSIGNEES, AND REPRESENTATIVES OF THE OTHER PARTY FROM ANY AND ALL CLAIMS, DEMANDS, SUITS, COSTS, CONTRACTS, AGREEMENTS, OR OBLIGATIONS, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, LIQUIDATED OR UNLIQUIDATED, WHETHER OR NOT ASSERTED OR OTHERWISE MADE KNOWN TO THE OTHER

Settlement Agreement and Release of All Claims	Page 3 of 6

PARTY, ARISING FROM OR RELATING TO THE CLAIMS AND EVENTS WHICH ARE THE SUBJECT MATTER OF THE LAWSUIT OR THAT RELATE IN ANY MANNER WHATSOEVER TO THE SUBJECT MATTER OF THE LAWSUIT OR ANY CONDUCT OR ACTS TAKEN BY ANY AGENT, CLIENT, PARTNER, OR REPRESENTATIVE OF THE PARTIES FROM THE BEGINNING OF TIME THROUGH AND INCLUDING THE DATE OF EXECUTION OF THIS AGREEMENT.

5.

Entire Agreement.  This Agreement contains the entire understanding and agreement of the Parties concerning the compromise and settlement of the released claims, counterclaims, potential claims and potential counterclaims and is a final, complete, and exclusive statement of such agreement and the terms thereof. This Agreement supersedes prior understandings and agreements, if any, between the Parties. All prior or contemporaneous oral or written communications, conversations, negotiations, agreements, representations, promises, covenants, and warranties, if any, concerning the compromise and settlement of the released claims are merged into this Agreement and, if not expressly set forth herein, are forever waived and are void. This Agreement is an integrated written contract that may not be varied, altered, amended, modified, contradicted, or otherwise changed, exceptin a writing executed by both Parties.

6.

No Construction Against a Drafter.  Both Parties to this Agreement cooperated in the drafting and preparation of this Agreement. Therefore, any ambiguities in this Agreement, shall not be construed for or against either Party.

7.

Notice.  Any notice to be given under this Agreement shall be either delivered personally, mailed by postage prepaid Certified Mail, Return Receipt Requested, transmitted by facsimile or sent by daily delivery service. Such notices shall be deemed to be given on the date of personal delivery, the date the notice is deposited with the United States Postal Office, transmitted by facsimile or one business day after such notice is tendered to any such daily delivery service. Unless otherwise specified in writing all notices and other communications in writing shall be given to the respective parties as set forth below.

If to Plaintiff:	If to Defendant:

Richard P. Martini	General Counsel
Linda Thomas	Bio-Rad Laboratories, Inc.
Billings & Solomon, P.L.L.C.	1000 Alfred Nobel Dr.
2777 Allen Parkway	Hercules, CA 94547
Houston, Texas 77019	510-741-6005
713) 528-0980 — Facsimile	60000
519-741-5815 — Facsimile

Settlement Agreement and Release of All Claims	Page 4 of 6

8.

Descriptive Headings.  The descriptive headings of the several sections of this Agreement are inserted for reference purposes only and do not constitute part of this Agreement, nor are they intended in any way to affect the meaning or interpretation of the Agreement.

9.

Binding.  The Agreement shall be binding upon,and shall inure to the benefit of the Parties, and their respective heirs, executives, administrators, legal representatives, affiliates, agents, successors, and assigns.

10.

Severability.  In case any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be effected thereby. It is the intention of the parties that if any provision is held to be illegal, invalid, or unenforceable, there will be added in lieu thereof a provision as similar to such provision as possible to be legal, valid, and enforceable.

11.

Choice of Law and Venue.  This Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Texas. The venue over any dispute concerning the Agreement shall be proper in Montgomery County, Texas, and the parties hereby agree that any dispute concerning the Agreement shall be brought in the District Court for Montgomery County, Texas. This Agreement shall be fully performed in Montgomery County, Texas.

IN WITNESS WHEREOF, the undersigned parties have executed or caused to be executed this Agreement on the date indicated.

PLAINTIFF:		DEFENDANT

POWER3 MEDICAL PRODUCTS, INC.		BIO-RAD LABORATORIES, INC.
a Nevada Corporation		a Delaware Corporation

By:	/s/ Steven B. Rash	By:	/s/ Sanford Wadler
	Steven B. Rash		Name: Sanford Wadler
	Title: C.E.O.		Title: Vice President and
	Date: 10/24/07		General Counsel
Date: 10/24/07

Settlement Agreement and Release of All Claims	Page 5 of 6

STATE OF TEXAS	§
§
COUNTY OF MONTGOMERY	§

BEFORE ME, the undersigned authority, on this 24th day of October, 2007 personally appeared Steven B. Rash, known to me to be the C.E.O. of Power3 Medical Products, Inc. and who acknowledged to me that he/she executed the foregoing Agreement for the purposes stated therein.

	[SEAL]	CLARISSA DIAZ
NOTARY PUBLIC, STATE OF TEXAS
/s/ Clarissa Diaz		MY COMMISSION EXPIRES
Notary Public		FEB. 25, 2010

My Commission expires:

Settlement Agreement and Release of All Claims	Page 6 of 6

California All-Purpose Acknowledgment

State of California

                                                       SS.

County of Contra Costa

On November 1, 2007 before me, Cindy Barlow, Notary Public personally appeared Sanford S. Wadler,

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personally known to me — OR —

☐

proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

[SEAL]	CINDY BARLOW Commission # 1547367 Notary Public – California Contra Costa County My Comm. Expires Feb. 23, 2009	WITNESS my hand and official seal.

/s/ Cindy Barlow
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document:

Description of Attached Document

Title of Type of Document: Settlement Agreement and Release of All Claims

Document Date: October 24, 2007

Number of Pages: 6

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer(s):

Signer(s) Name: Sanford S. Wadler

☐

Individual

☐

Corporate Officer Title(s): Vice President and General Counsel

☐

Partner - ☐  Limited     ☐  General

☐

Attorney-in-Fact

☐

Trustee

☐

Guardian or Conservator

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Other:

Signor Is Representing: Bio-Rad Laboratories, Inc.